MEMORANDUM OF ASSIGNMENT

STATE OF TEXAS	§ §		NOW ALL MEN BY THESE PRESENTS:
COUNTIES OF HASKELL, JONES, NOLAN, REAGAN, RUNNELS AND TAYLOR	§ §	§

This Memorandum of Assignment is made .and entered into as of the 1st day of August, 2007, by and between PERMIAN LEGEND PETROLEUM LP, whose address is 3327 W. Wadley Ave., Suite 3, #267, Midland, Texas 79707 (“Assignor”), and BASELINE CAPITAL, INC., whose address is 508 West Wall, Suite 775, Midland, Texas 79701 (“Assignee”).

Assignor has executed and delivered to Assignee an Assignment of Oil and Gas Leases and Bill of Sale dated of even date herewith conveying to Assignee an after “Payout” interest in the oil and gas leases and lands described on Exhibit “A” attached hereto and made a part hereof and in the oil and gas leases and other oil and gas estates covering or affecting the lands described on Exhibit “A” attached hereto, together with an undivided interest in all personal property and equipment used or obtained in connection with such leases and lands. “Payout” is defined in that certain Loan Agreement dated as of August 1, 2007 between Assignor and Assignee, as such Loan Agreement may be amended, modified or restated from time to time.

Assignor and Assignee are executing this Memorandum for the purpose of placing the same of record in Haskell, Jones, Nolan, Reagan, Runnels and Taylor Counties, Texas, and in order to constitute constructive notice of the after Payout interest of Assignee in the above referenced leases and lands.

This Memorandum may be executed in multiple counterparts for the purpose of recording this Memorandum in each of the above referenced counties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Memorandum is executed on the date of the acknowledgements hereto, to be effective for all purposes as of the day, month and year first hereinabove written.

ASSIGNOR:

PERMIAN LEGEND PETROLEUM LP
By: Pemian Legend LLC, its general partner

By:/s/ Ronnie L. Steinocher

Ronnie L. Steinocher, Manager

By:/s/ Lisa P. Hamilton, Manager

Lisa P. Hamilton, Manager

ASSIGNEE:

BASELINE CAPITAL, INC.

By: /s/ Karl J. Reiter
Karl J. Reiter, President

STATE OF TEXAS	§
COUNTY OF MIDLAND	§

This instrument was acknowledged before me on this 25th day of July, 2007, by Ronnie L. Steinocher and Lisa P. Hamilton, Managers of PERMIAN LEGEND LLC, a Texas limited liability company, as general partner of PERMIAN LEGEND PETROLEUM LP, a Texas limited partnership, on behalf of said limited liability company and limited partnership.

NOTARY PUBLIC — STATE OF TEXAS

STATE OF TEXAS	§
COUNTY OF MIDLAND	§

This instrument was acknowledged before me on this 25th day of July, 2007, by KARL J. REITER, as President of BASELINE CAPITAL, INC., a Texas corporation, on behalf of said corporation.

NOTARY PUBLIC — STATE OF TEXAS